Exhibit No. 99.1

VantaHealth Technologies, LLC
Financial Statements

Table  Of  Contents

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members
VantaHealth Technologies, LLC.

We have audited the accompanying balance sheet of VantaHealth Technologies, LLC, as of December 31, 2005 and 2004, and the related statements of operations, statement of changes in members’ equity and cash flows for the years ended December 31, 2005 and 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VantaHealth Technologies, LLC. as of December 31, 2005 and 2004 and the results of their operations and their cash flows for the years ended December 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Sherb & Co., LLP
Sherb & Co., LLP
Certified Public Accountants

New York, New York
June 12, 2006

VANTAHEALTH TECHNOLOGIES, LLC
BALANCE SHEETS

	March 31, 2006	December 31, 2005	December 31, 2004
	(unaudited)
ASSETS
Current assets:
Cash	$93	$36,782	$84,521
Accounts receivable, net of allowance for doubtful accounts of $37,546, $34,000 and $23,605	125,214	221,524	379,595
Prepaids and other current assets	16,570	6,173	2,509
Total current assets	141,877	264,479	466,625
Property and equipment	3,886	6,676	6,676
Software development costs	-	-	15,000
Organization costs	-	-	84
Total assets	$145,763	$271,155	$488,385
LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Accounts payable	$57,053	$95,894	$40,910
Accrued expenses	12,715	18,240	14,454
Deferred revenue	327,972	456,551	357,767
Total current liabilities	397,740	570,685	413,131
Total members' equity / (deficit)	(251,977)	(299,530)	75,254
Total liabilities and members' equity (deficit)	$145,763	$271,155	$488,385

See accompanying notes to the financial statements.

VANTAHEALTH TECHNOLOGIES, LLC
STATEMENTS OF OPERATIONS

	Three Months Ended March 31, 2006	For The Year Ended December 31, 2005	For The Year Ended December 31, 2004
	(unaudited)

Net sales	$246,782	$547,205	$877,139
Cost of sales	25,325	97,262	85,438
Gross profit	221,457	449,943	791,701
Operating expenses
Selling and marketing	52,887	242,666	252,504
Research and development	41,513	160,187	55,154
General and administrative	76,714	266,790	409,635
Depreciation and amortization	2,790	15,084	16,570
Total operating expenses	173,904	684,727	733,863
Net operating income / (loss)	47,553	(234,784)	57,838
Net income / (loss)	$47,553	$(234,784)	$57,838

See accompanying notes to the financial statements.

VANTAHEALTH TECHNOLOGIES, LLC
STATEMENT OF CHANGES IN MEMBERS' EQUITY (DEFICIT)
FOR THE PERIOD JANUARY 1 , 2004
THROUGH MARCH 31, 2006
(Unaudited)

Total Members' Equity
Balance January 1, 2004	$415,416
Distributions	(398,000)
Net Income	57,838

Balance, December 31, 2004	75,254
Distributions	(140,000)
Net loss	(234,784)

Balance December 31, 2005	(299,530)
Distributions	0
Net income	47,553
Balance March 31, 2006 (unaudited)	$(251,977)

See accompanying notes to the financial statements.

VANTAHEALTH TECHNOLOGIES, LLC
STATEMENTS OF CASH FLOWS

	Three Months Ended March 31, 2006	For The Year Ended December 31, 2005	For The Year Ended December 31, 2004
	(unaudited)
Cash flows from operating activities:
Net income (loss)	$47,553	$(234,784)	$57,838
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization of property and equipment	2,790	-	1,485
Amortization of software development costs	-	15,000	15,000
Amortization of organization costs	-	84	85
Changes in operating assets and liabilities:
Accounts receivable	92,764	147,676	41,727
Allowance for doubtful accounts	3,546	10,395	19,110
Prepaid expenses	(10,398)	(3,664)	222
Accounts payable	(38,840)	54,984	29,196
Accrued expenses	(5,525)	3,786	12,954
Deferred revenue	(128,579)	98,784	299,910
Net cash (used in) provided by operating activities	(36,689)	92,261	477,527
Cash flow from investing activities:
Purchase of property and equipment	-	-	(6,466)
Net cash used in investing activities	-	-	(6,466)
Cash flow from financing activities:
Distributions to members	-	(140,000)	(398,000)
Net cash used in financing activities	-	(140,000)	(398,000)
Increase / (decrease) in cash	(36,689)	(47,739)	73,061
Cash, beginning of year	36,782	84,521	11,460
Cash, end of period	$93	$36,782	$84,521

See accompanying notes to the financial statements.

VantaHealth Technologies, LLC
Notes to Financial Statements
Years Ended December 31, 2005 and 2004

 1. Description of Business

VantaHealth Technologies, LLC (“Vanta”) assists homecare businesses manage their daily operations. Vanta’s The Analyzer product provides decision support information based on the analysis of financial data extracted from the home healthcare company’s billing system.

Vanta is a Limited Liability Corporation, equally owned, between Rivendell Technologies, Inc. and ZA Consulting, LLC and was formed December 7, 2000, in the Commonwealth of Pennsylvania.

2. Summary of Significant Accounting Policies

Basis of presentation: The accompanying financial statements which present the results of operations of Vanta for the years ended December 31, 2005 and 2004 have been prepared using accounting principles generally accepted in the United States of America.

Allowance for doubtful accounts: The allowance for doubtful accounts is based on the Company’s assessment of the collectibilty of customer accounts and the aging of the accounts receivable. If there is a deterioration of a major customer’s credit worthiness or actual defaults are higher than the Company’s historical experience, the Company’s estimates of the recoverability of amounts due it could be adversely affected. The Company regularly reviews the adequacy of the Company’s allowance for doubtful accounts through identification of specific receivables where it is expected that payments will not be received. The Company also establishes an unallocated reserve that is applied to all amounts that are not specifically identified. In determining specific receivables where collections may not be received, the Company reviews past due receivables and gives consideration to prior collection history and changes in the customer’s overall business condition. The allowance for doubtful accounts reflects the Company’s best estimate as of the reporting dates. Changes may occur in the future, which may require the Company to reassess the collectibility of amounts and at which time the Company may need to provide additional allowances in excess of that currently provided.

 Cash and cash equivalents: The Company considers all highly liquid short-term investments, with a remaining maturity of three months or less when purchased, to be cash equivalents.

Property and equipment: Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives of three years are used for computer equipment and five years for proprietary software. The Company uses an accelerated method of depreciation for tax reporting which is not materially different from financial reporting. Normal maintenance and repairs of property and equipment are expensed as incurred while renewals, betterments and major repairs that materially extend the useful life of property and equipment are capitalized.

Software development costs: The Company capitalizes certain costs of software developed or obtained for internal use in accordance with AICPA SOP 98-1, Accounting for the Costs of Corporate Software Developed or Obtained for Internal Use (“SOP 98-1”). Capitalized costs are ratably amortized using the straight-line method, over the estimated useful lives of the related applications of five years. The Company makes on-going evaluations of the recoverability of its capitalized software by comparing the amount capitalized for each product to the estimated net realizable value of the product. If such evaluations indicate that the unamortized software development costs exceed the net realizable value, the Company writes off the amount that the unamortized software development costs exceed net realizable value.

VantaHealth Technologies, LLC
Notes to Consolidated Financial Statements
Years Ended December 31, 2005 and 2004

Impairment of long-lived assets: In accordance with SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company reviews long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. In such circumstances, the Company will estimate the future cash flows expected to result from the use of the asset and its eventual disposition. Future cash flows are the future cash inflows expected to be generated by an asset less the future outflows expected to be necessary to obtain those inflows. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, the Company will recognize an impairment loss to adjust to the fair value of the asset. At December 31, 2005 no long-lived assets were impaired.

Concentration of credit risk: Concentrations of credit risk with respect to trade receivables are limited to customers dispersed across the United States of America. All trade receivables are concentrated in the healthcare segment of the economy; accordingly the Company is exposed to business and economic risk. Although the Company does not currently foresee a concentrated credit risk associated with these trade receivables, repayment is dependent upon the financial stability of the healthcare industry.

Income taxes: The Company is registered in Pennsylvania as a limited liability company. A state registered limited liability company is treated for Federal income tax purposes as a partnership. A partnership is not subject to corporate Federal income tax because the earnings and losses are reported directly by the members of the limited liability company on their individual income tax returns. As such, the Company has not recorded any federal or state tax liabilities as of December 31, 2005.

Revenue recognition and deferred revenue: The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin 104 for revenue recognition. The Company recognizes revenue when persuasive evidence of a final agreement exists, delivery has occurred, the selling price is fixed or determinable and collectibility is reasonably assured. In instances where the customer specifies final acceptance of the system or service, we defer revenue until all acceptance criteria have been met. Service or subscription revenue is deferred and recognized ratably over the service or subscription period obligations, which are typically one year. Cash payments received in advance of product, service or subscription are recorded as deferred revenue. Typical sales terms would be 30 days from the date of invoice.

Advertising costs: The Company expenses all advertising costs as incurred. Advertising costs for the year ended December 31, 2005 were $66,485, and for the year ended December 31, 2004 were $43,785, and are included in selling and marketing expenses in the accompanying statements of operations.

Research and development costs: The Company expenses all research and development expenses, which consist of payroll and other related costs, as incurred. Research and development costs for the year ended December 31, 2005 were $160,187 and for the year ended December 31, 2004 were $55,154.

Financial instruments: The carrying amounts of financial instruments, including cash, accounts receivable, prepaid expenses, other current assets, accounts payable, accrued expenses and deferred revenue approximate fair value as of December 31, 2005, due to the relatively short maturity of the instruments.

Use of estimates: The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

 VantaHealth Technologies, LLC
Notes to Consolidated Financial Statements
Years Ended December 31, 2005 and 2004

3. Property and Equipment and Software Development Costs

Property and equipment and software development costs consist of the following:

December 31, 2005
($ In Thousands)
Computer equipment	$9
Less accumulated depreciation and amortization	2
Total	$7
Software development costs	$75
Less accumulated amortization	75
Total	$-

Depreciation expense for property and equipment for the years ended December 31, 2004 and December 31, 2005 for the Company was $1,485 and $0 respectively.

Amortization expense for software development costs for the years ended December 31, 2004 and December 31, 2005 for the Company was $15,000 and $15,000 respectively.

4. Employee Savings Plans

The Company has a savings plan, which qualifies under Section 401(k) of the Internal Revenue Code. Participating employees may contribute up to the maximum amount allowed by law. The Company matches 25% of the first 6% of salary the participants contribute.

5. Concentrations

Cash: The Company maintains cash balances with commercial financial institutions which at times, may exceed the FDIC insured limits of $100,000. Management has placed these funds in high quality institutions in order to minimize the risk.

6. Related Party Transaction

Office space is provided, at no cost, by the Company’s members.

In 2003, The Company purchased software development costs from one of its members for $75,000.

7. Subsequent Events

On April 6, 2006, VHT Acquisition Company (“VHT”), a wholly owned subsidiary of Healthcare Quality Solutions, Inc., consummated an Asset Purchase Agreement with VantaHealth Technologies, LLC (“Vanta”) and the members of Vanta. Under the Asset Purchase Agreement, VHT acquired substantially all of the assets of Vanta in consideration for $950,000 in cash, the assumption of certain liabilities of Vanta in the approximate amount of $70,000, and the issuance, to the members of Vanta, of an aggregate of 100,000 shares of the Company’s common stock.

 VantaHealth Technologies, LLC
Notes to Consolidated Financial Statements
Years Ended December 31, 2005 and 2004

In connection with the issuance of the Company’s common stock, the Company entered into a Lock -Up Agreement with the members of Vanta. Under the Lock-Up Agreement, the members of Vanta are prohibited from transferring the shares of common stock for a period of three years expiring April 1, 2009.

In connection with the acquisition of the assets of Vanta, VHT entered into a Transition Services Agreement with ZAC Capital Partners, LLC (“ZAC”). ZAC is a member of Vanta. Under the Transition Services Agreement, ZAC agreed to provide VHT certain transition services for a period of 150 days after the closing including transition assistance with respect to existing clients, assistance with access to books and records, introduction to Vanta’s existing sales leads, assistance in connection with the collection of existing accounts receivable and other services that VHT may reasonably request. In consideration of these services, VHT paid ZAC $100,000 on April 19, 2006.